EXHIBIT 16.1

Terry L. Johnson, CPA

December 22, 2014

United States Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Reference: Nano Labs Corp

I HAVE REVIEWED THE 8K DATED DECEMBER 15, 2014 OF NANO LABS CORP. AND AGREE WITH ITS REPRESENTATIONS REGARDING NON-RELIANCE ON THE FINANCIAL STATEMENTS FOR QUARTER ENDED SEPTEMBER 30, 2014.

Sincerely,

By:	/s/ Terry L. Johnson, CPA
Terry L. Johnson, CPA
Casselberry, Florida